Exhibit 99.1

CKE Restaurants to Offer Convertible Subordinated Notes

SANTA BARBARA, Calif., Sept. 22 — CKE Restaurants, Inc. (NYSE: CKR) announced today that it is planning to offer $75 million aggregate principal amount of convertible subordinated notes, subject to market and other customary conditions. The Company is expected to grant the initial purchasers of the offering an option to purchase up to an additional $15 million aggregate principal amount of notes. The notes will be convertible into shares of the Company’s common stock if the closing price of the common stock exceeds specified levels or in certain other circumstances. The Company plans to use all of the net proceeds from the offering to repay and retire a portion of its outstanding 4 1/4 percent Convertible Subordinated Notes Due 2004 as soon as practicable after the closing of this offering. The Company plans to repay and retire the remainder of such outstanding notes by replacing its existing $100 million senior credit facility with a new $150-175 million facility and drawing down the necessary funds under the new facility. The Company has secured an underwritten lending commitment for this new facility, which is subject to customary conditions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The notes and the common stock issuable upon conversion of the notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

CKE Restaurants, Inc., through its subsidiaries, franchisees and licensees, operates over 3,200 restaurants, including 1,000 Carl’s Jr. restaurants, 2,154 Hardee’s restaurants, and 100 La Salsa Fresh Mexican Grills in 44 states and in 14 countries.

Safe Harbor Disclosure

Matters discussed in this news release contain forward-looking statements relating to future plans and developments, financial goals, and operating performance that are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, whether or not restaurants will be closed and the number of restaurant closures, consumers’ concerns or adverse publicity regarding the Company’s products, effectiveness of operating and product initiatives and advertising and promotional efforts (particularly at the Hardee’s brand), changes in economic conditions, changes in the price or availability of commodities, availability and cost of energy, workers’ compensation, employee health insurance costs and general liability premiums and claims experience, changes in the Company’s suppliers’ ability to provide quality and timely products to the Company, delays in opening new restaurants or completing remodels, severe weather conditions, the operational and financial success of the Company’s franchisees, franchisees’ willingness to participate in our strategy, availability of financing for the Company and its franchisees, unfavorable outcomes on litigation, changes in accounting policies and practices, new legislation or government regulation (including environmental laws), the availability of suitable locations and terms for the sites designed for development, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.